Michael F. Cronin
                          Certified Public Accountant
                             1574 Eagle Nest Circle
                            Winter Springs, FL 32708

Securities & Exchange Commission                               November 19, 1998
Washington, DC 20549

Re: Jreck Subs Group, Inc.
Form 10-SB
Amendments 1, 2 & 3
File No. 0-23545

Dear Sirs:

This letter is written at the request of Jreck Subs Group, Inc. and is intended to be filed as Exhibit 16, Form 10-SB as amended, as required by Item 304(a)(3) of Regulation SB.

I have reviewed the  Registrant's  form 10-SB as amended,  specifically  Part II
Item 3. Changes in and Disagreements with Accountants. I agree with the statements made by the issuer made therein.

Sincerely,

/s/ Michael F. Cronin

Michael F. Cronin
Certified Public Accountant